UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 23, 2009

EDCI HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-34015	26-2694280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 East 44th Street
New York, New York 10017
(Address of Principal
Executive Offices)

(646) 401-0084
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On December 23, 2009, Entertainment Distribution Company, LLC (“EDC”) pre-paid in full all remaining balances outstanding related to its Senior Secured Credit Facility with Wachovia Bank, National Association and ING Capital, LLC as lenders (the “Lenders”) and Wachovia as administrative agent (the “Agent”). Commensurate with the final payoff of $7.1 million, EDC terminated all existing lending facilities with the Lenders and the Agent.  EDC’s debt after the aforementioned payoff will be $2.3 million, comprised of 5 annual payments of 325,000€, consisting of unsecured amounts due Universal Music Group (“UMG”) related to rebate payments owed as part of the supply agreements between EDC’s German subsidiaries and UMG.  EDCI Holdings, Inc, the holding company for Entertainment Distribution Company, Inc., the majority shareholder of EDC, does not guarantee any of EDC’s debt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDCI HOLDINGS, INC.

Date: December 23, 2009	By:	/s/ Clarke H. Bailey
Clarke H. Bailey
Chief Executive Officer